EXHIBIT 10.8
SALESFORCE.COM, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN SUBSCRIPTION AGREEMENT
NAME (Please print):
(Last)    (First)    (Middle) Original application for the Offering Period beginning (date):              Change in Contribution rate effective with the pay period beginning (date):
Stop Contributions effective with the pay period beginning (date):
I.SUBSCRIPTION

I elect to participate in the 2004 Employee Stock Purchase Plan (the “Plan”) of salesforce.com, inc. (the “Company”) and to subscribe to purchase shares of the Company’s Stock in accordance with this Subscription Agreement, including the Additional Terms and Conditions of Participation set forth in an addendum hereto (the “Addendum”), and the Plan.

I authorize Contributions of    percent (in whole percentages not less than 2%, unless an election to stop deductions is being made, or more than 15%) of my Compensation on each pay day throughout the Offering Period in accordance with the Plan. I understand that these Contributions will be accumulated for the purchase of shares of Stock at the applicable purchase price determined in accordance with the Plan. Except as otherwise provided by the Plan, I will automatically purchase shares on each Purchase Date unless I withdraw from the Plan by giving written notice on a form provided by the Company or unless my eligibility or employment terminates. Further, I understand that the Plan is voluntary and acknowledge that any deductions I elect to contribute to the Plan are made on an entirely voluntary basis. I acknowledge that a lesser percentage of my Compensation than indicated above by me may be contributed if necessary to comply with applicable laws (in particular, applicable laws related to minimum salary requirements). Furthermore, I agree to execute a separate deduction authorization agreement with the Company or, if different, my employer or any other agreement or consent that may be required by the Company or my employer, either now or in the future, in connection with my deductions under the Plan. I understand that I will not be able to participate in the Plan if I fail to execute any such consent or agreement.

I understand that I will automatically participate in each subsequent Offering that commences immediately after the last day of an Offering in which I am participating until I withdraw from the Plan by giving written notice on a form provided by the Company or my eligibility or employment terminates.
Shares of Stock I purchase under the Plan should be issued in the name(s) set forth below. (For
U.S. employees only, shares may be issued in the participant’s name alone or together with the participant’s spouse as community property or in joint tenancy.)
NAME(S) (please print):      ADDRESS:     MY SOCIAL SECURITY OR EMPLOYEE ID NUMBER1:

1 Employees employed outside the United States should provide their employee ID number.

170796974-v13\NA_DMS

I agree to make adequate provision for the U.S. and/or non-U.S. federal, state and local tax withholding obligations, if any, which arise upon my purchase of shares under the Plan, my disposition of shares and/or at any other time in relation to my participation in the Plan. The Company or, if different, my employer may withhold from my compensation the amount necessary to meet such withholding obligations, or using any other method specified in the Addendum.

If I am employed by the Company or a subsidiary of the Company located in the United States and subject to tax in the United States:

I agree that, unless otherwise permitted by the Company, until I dispose of shares I purchase under the Plan, I will hold such shares in the name(s) entered above (and not in the name of any nominee) until the later of (i) two years after the first day of the Offering Period in which I purchased the shares and (ii) one year after the Purchase Date on which I purchased the shares. This restriction only applies to the name(s) in which shares are held and does not affect my ability to dispose of Plan shares.

I agree that I will notify the Company (or such person/agent as designated by the Company) in writing within 30 days after any sale, gift, transfer or other disposition of any kind prior to the end of the periods referred to in the preceding paragraph (a “Disqualifying Disposition”) of any shares I purchased under the Plan. If I do not respond within 30 days of the date of a Disqualifying Disposition Survey delivered to me by certified mail, the Company is authorized to treat my nonresponse as my notice to the Company of a Disqualifying Disposition and to compute and report to the U.S. Internal Revenue Service the ordinary income I must recognize upon such Disqualifying Disposition.
II.PARTICIPANT DECLARATION
Any election I have made on this form revokes all prior elections with regard to this form.

I am familiar with the provisions of the Plan and agree to participate in the Plan subject to all of its provisions and subject to the Additional Terms and Conditions of Participation set forth in the Addendum to this Subscription Agreement. I understand that the Board of Directors of the Company reserves the right to terminate the Plan or to amend the Plan and my right to purchase stock under the Plan to the extent provided by the Plan or the Addendum. I understand that the effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

In particular, I acknowledge the data privacy notice provisions included in Section 4 of the Additional Terms and Conditions of Participation.

Date:
Signature of Participant

170796974-v13\NA_DMS

SALESFORCE.COM, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN ADDENDUM TO SUBSCRIPTION AGREEMENT
ADDITIONAL TERMS AND CONDITIONS OF PARTICIPATION

These Additional Terms and Conditions of Participation, including Appendix I attached hereto, constitute an addendum to the Subscription Agreement to the salesforce.com, inc. 2004 Employee Stock Purchase Plan (collectively, the Subscription Agreement and this Addendum are referred to herein as the “Agreement”). The terms of the Agreement are incorporated into the salesforce.com, inc. 2004 Employee Stock Purchase Plan, including any applicable subplans thereto (the “Plan”), and govern the terms of participation for participating employees (each, a “Participant”) in the Plan. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Plan.

1.Responsibility for Taxes. The Participant acknowledges that, regardless of any action the Company and/or, if different, the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant, or deemed by the Company or the Employer in its discretion to be an appropriate charge to the Participant even if legally applicable to the Company or the Employer (collectively, “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant of Purchase Rights, including but not limited to, the purchase of shares of Stock, the sale of shares of Stock acquired under the Plan or the receipt of any dividends, and (2) do not commit to and are under no obligation to structure the terms of the grant of the Purchase Rights or any aspect of the Participant’s Plan participation to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the taxable or tax withholding event, as applicable, the Participant agrees to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer to satisfy any withholding obligations for all applicable Tax-Related Items from any wages or other cash compensation paid to the Participant by the Company and/or the Employer. Alternatively, or in addition, if permissible under local law, the Participant authorizes the Company and/or the Employer, or their respective agents, to (i) withhold from proceeds of the sale of shares of Stock acquired by the Participant upon purchase, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization, without further consent), or (ii) withhold shares of Stock to be issued upon purchase, provided, however, that withholding in shares shall be subject to approval by the Compensation Committee to the extent deemed necessary or advisable by counsel to the Company at the time of any relevant tax withholding event.

The Company and/or the Employer may withhold or account for Tax-Related Items by considering statutory or other applicable withholding rates, including minimum or maximum rates applicable in the

4

170796974-v13\NA_DMS

Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund from the Company of any over-withheld amount in cash (with no entitlement to the equivalent in Stock), or if not refunded by the Company, Participant must seek a refund from the local tax authorities to the extent Participant wishes to recover the over-withheld amount in the form of a refund; provided, however, that where the application of such maximum rates would, in the Company’s determination, result in adverse accounting consequences to the Company, the Company shall withhold only amounts sufficient to meet the minimum statutory Tax-Related Items required to be withheld or remitted with respect to the Participant’s participation in the Plan. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Participant is deemed to have been issued the full number of shares of Stock subject to the purchase, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase or deliver the shares or the proceeds of the sale of shares of Stock, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

2.Nature of Plan. By enrolling and participating in the Plan, the Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company and it is discretionary in nature;

(b)the grant of the Purchase Rights under the Plan is exceptional, voluntary and occasional and does not create any contractual or other right to receive future purchase rights, or benefits in lieu of purchase rights, even if purchase rights have been granted in the past;

(c)all decisions with respect to future Purchase Rights grants, if any, will be at the sole discretion of the Company;

(d)if the Participant is not employed by the Company, neither the grant of the Purchase Rights nor the Participant’s participation in the Plan shall create a right to employment or be interpreted as forming an employment contract with the Company;

(e)neither the grant of the Purchase Rights nor the Participant’s participation in the Plan shall interfere with the ability of the Company or the Employer, as applicable, to terminate the Participant’s employment contract (if any);

(f)the Participant is voluntarily participating in the Plan;

(g)the Purchase Rights and the shares of Stock subject to the Purchase Rights, and the income from and value of same, are not intended to replace any pension rights or compensation;

(h)unless otherwise agreed with the Company, the Purchase Rights and the shares of Stock purchased under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary Corporation.

(i)the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty, and the value of the shares of Stock purchased under the Plan may increase or decrease, even below the Purchase Price;

5

170796974-v13\NA_DMS

(j)the Purchase Rights and the shares of Stock subject to the Purchase Rights, and the income from and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any other Subsidiary Corporation;

(k)for purposes of the Purchase Rights and unless otherwise determined by the Company, in the event of termination of the Participant’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), the Participant’s right to participate in the Plan and the Participant’s right to purchase shares of Stock, if any, will terminate effective as of the date that the Participant is no longer actively providing services and will not be extended by any notice period mandated under local law (e.g., active employment would not include any contractual notice or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Participant’s Purchase Rights (including whether the Participant may still be considered to be providing services while on a leave of absence);

(l)unless otherwise provided in the Plan or by the Company in its discretion, the Purchase Rights and the benefits evidenced by the Agreement do not create any entitlement to have the Plan or any such benefits granted thereunder, transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Stock; and

(m)if the Participant is rendering services outside the United States:

i.no claim or entitlement to compensation or damages shall arise from forfeiture of the Purchase Rights under the Plan resulting from termination of the Participant’s employment with the Employer, the Company and its other Participating Companies (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);

ii.the Plan, the Purchase Rights and any shares of Stock acquired under the Plan are not part of the Participant’s normal or expected compensation or salary for any purpose; and

iii.none of the Company, the Employer nor any other Subsidiary Corporation shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Purchase Rights or of any amounts due to the Participant pursuant to the purchase of shares of Stock under the Plan or the subsequent sale of any such shares of Stock.

3.No Advice Regarding Participation. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of Stock. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

6

170796974-v13\NA_DMS

4.Data Privacy Notice. The Participant hereby acknowledges that the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Plan materials by and among, as applicable, the Employer, the Company and any Subsidiary Corporation, is necessary for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Purchase Rights or any other entitlement to shares of Stock awarded, canceled, exercised, purchased, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Participant understands that Data will be transferred to E*Trade Financial Services, Inc. and its related companies (“E*TRADE”) or any stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Company, E*TRADE, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan may receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or make any other applicable data subject requests, in any case without cost, by contacting in writing his or her local human resources representative. For more information, the Participant may contact his or her local human resources representative.

5.Electronic Delivery/Enrollment. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. To the extent the Participant executes the Agreement by electronic means, Participant should retain a copy of his or her returned electronically signed Agreement. Participant may obtain a paper copy at any time and at the Company’s expense by requesting one from Global Equity Plan Services Department (see paragraph 13 of these Terms and Conditions).

6.Language. By voluntarily participating in the Plan, the Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow the Participant to understand the terms of this Agreement and any other documents related to the Plan. If the Participant has received this Agreement or any other documents related to the Plan translated into a language other than English and if the meaning of translated version is different from the English version, the English version shall control.

7.Severability. The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

7

170796974-v13\NA_DMS

8.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or any subsequent breach by the Participant or of any other participant.

9.Appendix I. Notwithstanding any provisions of the Agreement, the Purchase Rights shall be subject to any special terms and conditions for the Participant’s country set forth in Appendix I to this Addendum. Moreover, if the Participant relocates to one of the countries included in Appendix I, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix I constitutes part of the Agreement.

10.Imposition of Other Requirements. The Company, in its discretion, may elect to terminate, suspend or modify the terms of the Plan at any time, to the extent permitted by the Plan. The Participant agrees to be bound by such termination, suspension or modification regardless of whether notice is given to the Participant of such event, subject in any case to the Participant’s right to timely withdraw from the Plan in accordance with the Plan withdrawal procedures then in effect. In addition, the Company reserves the right to impose other requirements on the Participant’s participation in the Plan and on any shares of Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

11.Governing Law; Venue. The Purchase Rights and the provisions of the Agreement are governed by, and subject to, the laws of the State of California without regard to the conflict of law provisions, as provided in the Plan. For purposes of any action, lawsuit or other proceedings brought to enforce the Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Francisco County California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

12.Insider Trading/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Stock are listed and in applicable jurisdictions, including the United States, the Participant’s country and any stock plan service provider’s country, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., Purchase Rights) or rights linked to the value of shares of Stock during such times as the Participant is considered to have material non-public information or “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before he or she possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis), and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.

13.Foreign Asset/Account and Exchange Control Reporting. The Participant’s country may have certain exchange controls and foreign asset and/or account reporting requirements which may affect his or her ability to purchase or hold shares of Stock under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Stock) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country.

8

170796974-v13\NA_DMS

Further, the Participant may be required to repatriate proceeds acquired as a result of participating in the Plan to his or her country through a designated bank/broker and/or within a certain time. The Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that the Participant should speak with his or her personal legal advisor for any details regarding any foreign asset/account reporting or exchange control reporting requirements in the Participant’s country arising out of his or her participation in the Plan.

9

170796974-v13\NA_DMS

SALESFORCE.COM, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN NOTICE OF WITHDRAWAL

NAME (Please print):                  (Last)    (First)    (Middle)

I elect to withdraw from the salesforce.com, inc. 2004 Employee Stock Purchase Plan (the “Plan”) and the Offering which began on (date)    and in which I am participating (the “Current Offering”).

I understand that I am terminating immediately my interest in the Plan and the Current Offering, and that no further Contributions will be made (provided I have given sufficient notice before the next pay day). My Contributions not previously used to purchase shares will not be used to purchase shares in the Current Offering, but instead will be paid to me as soon as practicable. I understand that I will not participate in the Plan unless I elect to become a participant in another Offering by filing a new Subscription Agreement with the Company. I understand that I will receive no interest on the amounts paid to me from my Plan account, and that I may not apply such amounts to any other Offering under the Plan or any other employee stock purchase plan of the Company.

Date:        Signature:

170796974-v13\NA_DMS